UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2022

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA  92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 20, 2022, Astra Energy Inc. ("Astra") entered into a Joint Venture with the Vietnam company, Viecotech Joint Stock Company ("Viecotech"). Astra will exchange technology, training, and 250,000 shares of Astra stock as its contribution to the Joint Venture.

Viecotech will provide, land, facilities, manufacturing, patented technology, engineering, and staffing as its contribution to the Joint Venture.  Viecotech will also provide $250,000 within 30 days of execution of the Agreement and $1,500,000 within 60 days of execution of the Agreement.

The parties interest in the Joint Venture will be 50% Viecotech, 45% Astra, 5% Vietnamese Business Development Company to be formed.

Astra has complete directive control and owns 95% of all waste rights from all product outputs. Vietnamese Business development Company will own 5%.

Viecotech will receive 20% of all net profits on the sale of a Regreen Total Waste System manufacture in Vietnam (only) and deployed. Viecotech has the option of investing its 20% into the purchase of Astra stock, minus 10% discount on market price.

Viecotech and Astra will jointly determine the manufacturing cost of a Regreen Total Waste System. The system will be bought from Regreen, through Astra Energy California Inc.

Item 3.02	Unregistered Sales of Equity Securities

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description

10.30*	Investment Cooperation Agreement
C104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Attached hereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: November 25, 2022	By:	/s/ Kermit Harris
Kermit Harris
President

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